UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 28, 2015 (September 24, 2015)

HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615) 614-4929
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 24, 2015, the Compensation Committee of the Board of Directors of Healthways, Inc. (the "Company") approved long-term incentive compensation in respect of the three fiscal years ending December 31, 2018 consisting of market stock units ("MSUs") and restricted stock units ("RSUs") pursuant to the Company's Amended and Restated 2014 Stock Incentive Plan (the "Stock Incentive Plan") to each of Alfred Lumsdaine, the Company's Chief Financial Officer and Interim President and Chief Executive Officer, and Mary Flipse, the Company's General Counsel (together with Mr. Lumsdaine, the "Officers").

Pursuant to the terms of the award agreements pursuant to which the MSUs were granted, Mr. Lumsdaine and Ms. Flipse will be entitled to receive (i) 75,000 and 33,000 shares of the Company's common stock ("Shares"), respectively, upon achievement of a 3-year annualized total shareholder return ("TSR") of 15%, (ii) 105,000 and 46,200 Shares, respectively, upon achievement of a 3-year TSR of 30% and (iii) a maximum of 135,000 and 59,400 Shares, respectively, upon achievement of a 3-year TSR of 45% (the number of Shares earned between such intervals will be calculated based on a linear interpolation).  If either Officer's employment with the Company is terminated by the Company without "cause" or by the Officer for "good reason" (in each case, as defined in the Officer's employment agreement), then such Officer will receive accelerated vesting of a pro rata portion of the number of MSUs that would vest pursuant to the applicable award agreement if the performance goals set forth in the applicable award agreement that had been achieved as of the vesting date were in fact achieved on the end date of the performance period, as further described in the applicable award agreement. If either Officer's employment with the Company is terminated by the Company for "cause" or by the Officer without "good reason," then all of the MSUs will be forfeited.  If either Officer's employment with the Company terminates by reason of death or "disability" (as defined in the Stock Incentive Plan), then the number of MSUs that will vest upon such termination will be a pro rata portion of the target award, which in the case of Mr. Lumsdaine is 75,000 Shares and in the case of Ms. Flipse is 33,000 Shares.

Additionally, Mr. Lumsdaine and Ms. Flipse received 75,000 RSUs and 33,000 RSUs, respectively.  The RSU awards are subject to substantially the same terms and conditions as apply to RSUs granted to other executives under the Stock Incentive Plan, except that (i) each Officer's RSUs will vest in three equal annual installments over the three years following the grant date and (ii) if either Officer's employment with the Company is terminated by the Company without "cause" or by the Officer for "good reason" (in each case, as defined in the Officer's employment agreement), then the number of RSUs that will vest upon such termination will be prorated based on the number of months that the Officer was employed by the Company during the three-year vesting period.

The foregoing descriptions of the MSU and RSU awards are each qualified in their entirety by reference to the Form of Market Stock Unit Award Agreement and the Form of Restricted Stock Unit Award Agreement, as applicable, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.
(d)  Exhibits
Exhibit 10.1	Form of Market Stock Unit Award Agreement under the Company's Amended and Restated 2014 Stock Incentive Plan
Exhibit 10.2	Form of Restricted Stock Unit Award Agreement (for Executive Officers and Other Senior Officers) 3-Year Pro Rata Vesting under the Company's Amended and Restated 2014 Stock Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Chief Financial Officer and Interim President and Chief Executive Officer
Date:  September 28, 2015

EXHIBIT INDEX
Exhibit 10.1	Form of Market Stock Unit Award Agreement under the Company's Amended and Restated 2014 Stock Incentive Plan
Exhibit 10.2	Form of Restricted Stock Unit Award Agreement (for Executive Officers and Other Senior Officers) 3-Year Pro Rata Vesting under the Company's Amended and Restated 2014 Stock Incentive Plan